Exhibit 10.1

SECOND SUPPLEMENTAL AGREEMENT made this 17TH day of December 2007 by and between Lippert Components Manufacturing, Inc., a Delaware corporation (the “Company”) and Jason D. Lippert (The “Executive”).

WHEREAS, on October 7, 2005, the Company and the Executive entered into an Executive Employment and Non-Competition Agreement, which was amended on June 26, 2006 and supplemented on April 17, 2007 (as amended and supplemented, the “Agreement”); and

WHEREAS, the Company and the Executive desire to further supplement the Agreement as set forth herein effective January 1, 2008, and agree that all capitalized terms and terms in quotes used herein shall have the meanings ascribed to them in the Agreement, except as otherwise provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Supplement to Agreement.

1.1 Subject to Section 6.3 of the Agreement, in addition to the Base Salary and Bonus provided in the Agreement, and notwithstanding anything to the contrary contained therein, the Executive shall be entitled to receive additional incentive compensation for 2008 in the amount of Two Hundred Forty Nine Thousand ($249,000) Dollars if the LCI Entities achieve a return on assets (“ROA”) for 2008 of twenty four percent (24%) percent, which additional incentive compensation will increase at the pro-rata rate of Thirty Thousand ($30,000) Dollars per one (1%) percent increase in ROA in excess of 24% (the “ROA Bonus”); provided, however, that the aggregate Bonus and ROA Bonus for 2008 shall not exceed ten (10%) percent of the “operating profits of the LCI Entities” for 2008. For purposes hereof “return on assets” shall mean the “operating profit of the LCI entities” for 2008 divided by the average “net assets” employed by the LCI Entities during 2008.

1.2 The term Bonus in Section 6.3 of the Agreement, shall mean the Bonus and the ROA Bonus, collectively.

2.	No Other Changes.

Except as set forth in this Supplemental Agreement, all terms, provisions, conditions and restrictions contained in the Agreement, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Second Supplemental Agreement effective as of the day and year first mentioned above.

Lippert Components Manufacturing, Inc.

By

Jason D. Lippert